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Advanced Medical Optics to Acquire
IntraLase
January 8, 2007
Filed by IntraLase Corp.
Pursuant to Rule 14a-12 under the Securities Exchange  Act of 1934
Subject Company: IntraLase Corp.
Commission File No. 000-50939

Forward-Looking Statements

Our statements in this presentation on slides 4, 7, 9, 10, 19, 26-28, 30-34, 36, 37, and 39 and elsewhere that refer to AMO's financial projections or estimated future results, are forward looking statements that reflect the Company's current analysis of existing trends and  information.  AMO disclaims any intent or obligation to update these forward looking statements.  Actual results may differ from current expectations based on a number of factors affecting the businesses of AMO and IntraLase and affecting the proposed transaction, including risks associated with the following:
• Uncertainty as to whether the transaction will be completed;
• Successfully integrating AMO and IntraLase;
• The failure to realize the synergies and other perceived advantages resulting from the transaction;
• Costs and potential litigation associated with the transaction;
• The failure to obtain the approval of IntraLase's stockholders;
• The inability to obtain, or meet conditions imposed for, applicable regulatory requirements for the transaction;
• The failure of either party to meet the closing conditions set forth in the definitive agreement;
• The ability to retain key personnel before and after the transaction;
• Each company's ability to successfully execute its business strategies;
• The extent and timing of regulatory approvals, and the extent and timing of market acceptance of new products or product indications;
• Manufacturing or quality issues;
• Litigation;
• The procurement, maintenance, enforcement and defense of patents and proprietary rights;
• Competitive conditions in the industry;
• Business cycles affecting the markets in which any products may be sold;
• Fluctuations in foreign exchange rates and interest rates; and
• Changes in economic conditions and in consumer spending indices.
Additional information concerning these and other risk factors can be found in the SEC filings of AMO and IntraLase, particularly in the sections entitled "Risk Factors" in the companies' 2005 Form 10-K filings.
Advanced Medical Optics, AMO, Complete Moistureplus, CustomVue, Healon, ReZoom, Star S4, Star S4 IR, Tecnis, Verisyse, VISX,
Wavescan Wavefront, and Whitestar are trademarks of Advanced Medical Optics, Inc.  Amadeus is a trademark of SIS.  IntraLase,
IntraLase Method and IntraLase FS are trademarks of IntraLase Corp.

AMO’S REFRACTIVE LEADERSHIP STRATEGY Jim Mazzo Chairman, President & CEO 3

AMO to Acquire IntraLase
Transaction represents ideal strategic fit, advancing AMO’s growth plan to lead in ophthalmology’s premium segments
•
Uniquely positions AMO as the “Complete Refractive Solution”
Further establishes AMO as the global refractive leader and definitive source for refractive innovation and expertise
•
Benefits practitioners and patients globally by linking industry’s most advanced LVC technologies to define a new standard of care
Ability to optimize our installed base and offer surgeons a comprehensive system for providing custom all-laser LASIK that delivers superior outcomes and breaks down consumer fear barriers
•
Combines R&D expertise in excimer laser, femtosecond laser and diagnostics
Facilitates expansion into other therapeutic applications to drive future growth
•
Uses global infrastructure and core competencies to enhance
operating leverage
Realizes synergistic benefits of combining companies’ growth strategies, based on global adoption of per-procedure model

10
20 80 70 60 50 40 30
EYE CARE
Contact Lens Care Solutions
Dry Eye Products
LASER VISION CORRECTION
Excimer Lasers
Wavefront Diagnostics
Femtosecond Lasers
Microkeratomes
CATARACT / IMPLANT
Phakic IOLs Multifocal IOLs       Monofocal IOLs
Phaco Systems
Viscoelastics
Glaucoma Implants
Vitreoretinal Systems
GLOBAL MANUFACTURING, SERVICE & EXPERTISE
AMO Vision Care Life Cycle
Transaction fortifies fundamental strategy to serve the full range of refractive vision needs
Patient Age

STAR S4 IR
INTRALASE CORP
THE NEW SHAPE OF VISION
Verisyse
CustomVue
VISX
ReZoom
Multifocal Intraocular Lens
WaveScan
VISX
TECNIS
MULTIFOCAL IOL
AMADEUS II
TECNIS
Safer, Sharper Vision
Healon
(1% sodium hyaluronate)
COMPLETE
Moisture
PLUS
WHITE STAR ICE
TECHNOLOGY

AMO
ADVANCED MEDICAL OPTICS

The Complete Refractive Solution
Comprehensive combination of superior technologies and service unmatched in the industry

Femtosecond
Lasers
WaveFront
Technologies
Micro-
keratomes
CLC & Dry
Eye
Products
OVDs
&
Phaco
Aspheric
IOLs
Multifocal
IOLs
Phakic
IOLs
Excimer
Lasers

Global LVC Market
2006-2011 CAGR of 7% driven by continuing conversion to customized, all laser LASIK procedure
1%
67%
Source:  Market Scope Comprehensive Report on Global Refractive Surgery Market, November, 2006
17%

10%
2006:  $643MM 2011:  $893MM
Excimer Lasers
& Procedures
Wavefront
Diagnostics
Femtosecond
Lasers
Conventional
Microkeratomes
Epi-LASIK
5%
<1%
60%
27%
8%
5%

1998
1999
2000
2001
2002
2003
2004
2005
2006

AMO ADVANCED MEDICAL OPTICS

U.S. Procedures by Segment
The percent of procedures performed in corporate-owned laser centers is growing
0
500
1000
1500
2000
Institution-Owned Corporate-Owned
Surgeon Owned
Surgeon-Owned
57%
Corporate-Owned
38%
5%
Institution-Owned
Source:  Market Scope Comprehensive Report on the Refractive Market, November 2006

U.S. Procedure Share by Segment Procedure Per U.S. Laser Center

AMO™

THE NEW SHAPE OF VISION®

INTRALASE®

CORP

AMO®

ADVANCED MEDICAL OPTICS

Strategic Combination
Opportunity to capitalize on complementary technologies and models
• Global femtosecond laser leader
• Innovative technology with clear clinical benefits
• Rapidly growing installed base providing high-margin
procedural revenue stream
• Demonstrated growth potential of per-procedure model in
international markets
• Expansion opportunities through new therapeutic
applications
• Global laser vision correction leader
• Superior technologies; unsurpassed service and support
• Efficient global infrastructure and distribution network
• Targeted international expansion designed to duplicate
per-procedure model
• R&D resources focused on new refractive innovations,
including corneal and lens-based treatment options for
presbyopia

ADVANCED CustomVue
REGISTRATION + RESOLUTION

THE NEW SHAPE OF VISION
INTRALASE CORP

AMO
ADVANCED MEDICAL OPTICS

Defining a New Standard of LVC Care
Provides leadership in advancing the practice of medicine with total systems approach; opportunity to grow market
•
Superior clinical outcomes
•
Enhanced safety profile
•
Less patient fear and improved
satisfaction
•
Increased surgeon profitability
•
Improved practice efficiency
Benefits of Custom All-Laser LASIK

Data sources on file

Wavefront-Guided LVC in the U.S.
Survey indicates that superior clinical outcomes continue to drive adoption of custom procedures
0% 10% 20% 30% 40% 50%
Wavefront-guided is the best
procedure for all patients
Patients with higher levels of
spherical error
Patients with significant
higher order aberrations
Patients that request
wavefront-guided LASIK
Other
None of the above
Q2 2006 Q2 2005
Which of the following are indications for wavefront-guided ablation?
Source:  Market Scope Annual Refractive Surgery Survey, September 2006

0%
10%
20%
30%
40%
50%
60%
70%
Q2 03 Q3 03 Q4 03 Q1 04 Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Q2 06 Q3 06
AMO TTM Custom Mix
CustomVue™ treatment for low to
moderate myopes
Fourier wavefront upgrade, further improving
CustomVue™ treatment precision
CustomVue™ treatment for hyperopes
Iris Registration, providing enhanced treatment
alignment
CustomVue™ treatment for mixed
astigmatism
CustomVue™ treatment for
high myopes
Delivering Superior LVC Technology
Broad FDA-approved custom treatment range – backed by practice development and comprehensive customer support – drives U.S. growth
Trends in CustomVue™ Mix of Procedures

Positive Impact on Retreatment Rates
Surgeon experience shows how technological advancement translates into reduced enhancement rates
<5%
CustomVue® with Fourier Upgrade &
Iris Registration
~10%
CustomVue® with Fourier Upgrade
20-25%
Conventional Ablation
Enhancement Rate Procedure
Courtesy:  Mark Whitten, MD
Source:  Data presented at May 2006 ISRS/AAO meeting by R.L. Lindstrom, MD

Lower
retreatment
rates
=
Improved patient satisfaction
Higher referral rates
Enhanced practice efficiency

International Expansion On Track
Success in replicating per-procedure model is evident in revenue growth and other key metrics
$0
$1
$2
$3
$4
Q106 Q206 Q306
•
33% rise in international STAR S4IR™
laser and WaveScan Wavefront
®
diagnostic system placements*
• 50+% of international installed base
now custom-capable
• 72% increase in international
procedure revenue*
• Focused on high-potential markets in
Europe and Asia
• Continuing to develop international
BDM and customer service capability
(In millions)
$2.5
$3.7
$3.2
AMO Quarterly International
Procedure Revenue Trend
* For nine months ended Sept. 29, 2006, compared to same period in 2005

International Opportunity
European surgeons show growing preference for AMO and IntraLase technology
-5% 5% 15% 25% 35% 45% 55%
Others
Zeiss/Meditec
Wavelight
B&L
Alcon
AMO
-5% 5% 15% 25% 35% 45% 55%
Others
B&L
Moria
AMO
IntraLase
Use most often Would liket to use/acquire
Source: Leaming Study 2005 Survey of ESCRS Members, June 2006
Growing surgeon interest in wake of
Athlete LVC international expansion
Strong surgeon interest
demonstrates
technology’s appeal
Excimer Laser Preferences
Keratome Preferences

U.S. LASIK Surgeon Outlook
Expect rise in their WFG procedures using femtosecond keratomes and corresponding decline in conventional LASIK procedures
0%
5%
10%
15%
20%
25%
30%
35%
Standard LASIK with
conventional microkeratome
Standard LASIK with
femtosecond keratome
WFG LASIK with
conventional microkeratome
WFG LASIK with
femotsecond keratome
Q205 Q206
What are your expectations for the percentage composition of your refractive procedures during 2007?
Source:  Market Scope Annual U.S. Refractive Surgeon Survey, September 2006

UCVA
-0.03 ±
0.11
Mechanical  (n=346)
-0.08 ±
0.10
Mean ±
SD
Femtosecond  (n=240)
51%
82%
72%
89%
10%
27%
0%
25%
50%
75%
100%
20/12.5+ 20/16+ 20/20+ 20/40+
p=0.00
Clinical Results Confirm Advantages
Study pairing AMO’s
StarS4TM
CustomVueTM
procedure with IntraLaseTM
showed faster recovery, better UCVA, better contrast acuity
UCVA -- 1 Day PostOp
Data from clinical study by Capt. Steve Schallhorn, Naval Medical Center, San Diego; June 2006
99% 100%

INTRALASE OVERVIEW Bob Palmisano President & CEO 18 18

Key Benefits for IntraLase
•
Transaction creates a refractive powerhouse
- Two biggest names in refractive surgery come together to expand the market
- Companies offer complementary products and services
•
IntraLase customers and patients worldwide will benefit from the industry’s most advanced LVC technologies
- Surgeons offered a suite of state-of-the-art products with proven profitability
- Patients provided with the best refractive offerings for superior visual outcomes
•
Combines companies’ strength and experience in R&D
- Brings together two innovative cultures

About IntraLase
•
Provides LASIK surgeons with outcomes superior to bladed
microkeratome
•
518 lasers installed at September 30, 2006
•
Over 1,000,000 procedures sold worldwide
•
Business model driven by high-margin annuity streams
•
Proven success collecting international procedure fees
•
Rapid adoption
•
U.S. penetration advancing
•
Large addressable global market
•
Therapeutic applications recently launched

TOTAL TIME: 15-30 SECONDS

The ultra-fast laser uses an infrared light beam, generating up to 60,000 pulses per second, to prepare an optimal corneal architecture below the flap.

1
IntraLase
Laser

Using an "inside-out" process, the IntraLase laser is precisely focused to a point within the cornea, where thousands of microscopic bubbles are formed to define the architecture of the intracorneal surface and the resulting flap.

The surgeon controls flap diameter, depth, hinge location and width, and side-cut architecture — factors that can be varied per patient. Bubbles are then stacked along the edge up to the corneal surface to complete step one.

AMO®
ADVANCED MEDICAL OPTICS

The IntraLase Method™ 21

IntraLase Procedure Trends
0
125
250
375
2002 2003 2004 2005 2006
U.S. International
362,000
Thru 9/30/06
(in thousands)
30,000
84,000
192,000
243,000
30,000
80,000
4,000
0
160,000
32,000
162,000
81,000
200,000
162,000

The IntraLase Method™: U.S. Market
Share Steadily Advancing
0%
5%
10%
15%
20%
25%
30%
Q4 02 Q4 03 Q4 04 Q4 05 Q4 06
5%
10%
16%
25%
IntraLase Share
IntraLase Share
of Corneal Flaps
of Corneal Flaps
30%
10%
5%

IntraLase estimates
[Estimate]

The IntraLase Method™
•
Better medicine…..compelling patient outcomes
Provides LASIK surgeons with ability to create thin, uniform flap
- Fewer complications and side effects = happier patients
Recent Defense Logistics Agency contract award for U.S.
Military and civilian personnel
•
Better business…..tangible surgeon benefits
Helps more patients decide to have the procedure
- Bladeless technology reduces “fear factor” for patients
- Nearly one half of practices surveyed reported an increase in procedures
(SM²
Consulting, 2005 Survey)
- 79% credited IntraLase for increase (26 more procedures per 100 consults)
Provides surgeons with better, more profitable procedure

COMING TOGETHER Jim Mazzo Chairman, President & CEO 25 25

Why the Time is Right
Advances AMO’s core strategy for leadership in premium ophthalmic market segments
•
Combine Advanced CustomVue™
and FS technology in total
systems approach that benefits practitioners and patients
•
Maximize Intralase’s strong and growing foundation and first-
mover advantage
•
Strengthen international expansion strategy
•
Leverage R&D competencies and deliver new  technologies
aimed at refractive market

Seizing the Opportunity
Plan for capitalizing on our differentiable position
• Define custom all-laser LASIK as standard of care
> Maximize existing infrastructure
> Demonstrate compelling clinical benefits through Phase IV research
> Deploy practice marketing tools that drive a coherent message
> Emphasize surgeon economics
• Help surgeons build comprehensive refractive practices
> Offering a full suite of corneal and lens-based technologies
• Cross sell existing surgeon customers and expand presence in corporate centers
> Approximately 20% of AMO’s US customers are also IntraLase customers and approximately 40% of IntraLase’s customers are current AMO customers
> Both companies have the foundation to build on in the corporate-owned segment
• Expand international footprint
> AMO direct in 24 countries; IntraLase direct in 7

Integration Planning
Goal is to leverage combined strengths and make transaction seamless to customer
•
Jane Rady and Bernie Haffey to co-lead integration oversight
•
Building on fundamental principles used and lessons learned in VISX and Pfizer acquisitions
•
Ensure seamless transition for customers with minimal disruption
•
Careful analysis to determine best practices from both organizations
•
No loss of focus on other parts of business

OPERATIONS AND FINANCIAL OVERVIEW Randy Meier Executive Vice President, Operations CFO President, Global Eye Care 29 29

AMO Strategic Objectives
Designed to build on core strengths and deliver sustained, profitable growth
Eye Care
Laser Vision Correction
Cataract/Implants
•
Provide superior, differentiated technologies that serve premium markets and deliver high margins
•
Focus pipeline on new innovations with market-changing
potential
•
Achieve greater leverage of our global infrastructure and
distribution network

Transaction Summary
•
Agreed to buy IntraLase for $808 million
•
$25 per share all-cash offer for all of IntraLase’s fully diluted shares
•
Transaction expected to close by early Q207
•
Conditions to closing
- IntraLase stockholder approval
- Customary regulatory approvals
- Other conditions of merger agreement

Financing Summary
•
At Signing:
> Committed all-bank financing provided by UBS, Bank of
America and Goldman Sachs
> Combination revolver and term loan, fully pre-payable, no
financing fees until transaction closing and funding
•
At Closing:
> Expectation is that between signing and closing, AMO will
amend and restate revolver, raise $200-$300 million in the
syndicated bank market and issue $200-$300 million in high-
yield notes
• High-yield transaction would close simultaneous with
IntraLase transaction

AMO Credit Profile
•
Current AMO Debt Pre-Closing
Bank Revolver 18.8
Convertible Notes 851.1
2.5%     due 2024      246.1
1.375% due 2025      105.0
3.25%   due 2026      500.0
Total $869.9
Debt/Adjusted LTM EBITDA 2.9x
•
Pro Forma Debt and Leverage at Closing (est. 3/31/07)
Bank Revolver 187.5
Bank Term Loan 350.0
High Yield Notes 250.0
Convertible Notes 851.1
Total $1,638.6
Debt/LTM Adjusted EBITDA 5.0x
•
Estimated 2008 Debt/LTM Adjusted EBITDA 4.0X
Dollars in millions

Integration Synergies
•
Estimated annualized synergies of $25-$30 million
> Approximately two-thirds derived from cost savings, primarily operating expenses
•
Expect to realize $10-$15 million by year-end 2007
•
Expect to realize full benefit in 2008

LVC Sales
Business unit’s sales would represent to represent more than 30% of
AMO’s total consolidated sales on pro forma basis
LVC
22%
Eye Care
28%

AMO Sales Mix YTD Q306 Pro Forma Sales Mix YTD Q306
Cataract/Implant
45%
LVC
31%
Eye
Care
24%
Cataract/Implant
50%

2007 and 2008 Guidance

$1.40-$1.55
$1,150-$1,175
2007
$2.25-$2.40 Adjusted EPS
$1,350-$1,370
Revenue (in millions)
2008
Guidance is provided on a non-GAAP basis.  For information on use of non-GAAP financial measures, see
“Investors”
at www.amo-inc.com, in “Historical Financials”
under “Investor Resources” .
Expect transaction to add approximately $30 million in annualized amortization, which would bring total annual amortization to approximately $70 million, or approximately $0.70 per share after tax.

Acquisition-Related Charges
•
Total acquisition-related charges and integration costs related to the transaction estimated to be approximately $70 million
- approximately 50% expected within 120 days of closing
includes severance, insurance and advisor costs
- the remainder expected to be taken in 2007
includes IP transfer, additional capital expenditures and other integration costs

SUMMARY Jim Mazzo Chairman, President & CEO 38

Key Takeaways
Positions AMO as the
“Complete Refractive
Solution”
Defines a New
Standard of Care
• Fortifies fundamental strategy to serve the full
range of refractive vision needs
• Comprehensive combination of superior
technologies and service unmatched in industry
• Provides leadership in advancing the practice of
medicine with total systems approach
• Opportunity to grow market
• Advanced technologies and industry experience
to address the needs of the refractive surgeon
• Potential for expansion into new therapies
Combines R&D
Expertise and
Competencies

Improves Operating
Leverage
• Optimize domestic and international installed
bases
• Continued global adoption of per-procedure model
• Operating margin expansion

Our guidance for adjusted EPS for 2007 and 2008 is provided on a non-GAAP basis. The company’s adjusted EPS guidance excludes the impact of charges or write-offs associated with acquisitions, reorganization or recapitalizations, and unrealized gains or losses on derivative instruments. The company believes this presentation is useful to investors to conduct a more meaningful, consistent comparison of the company’s ongoing operating results. This presentation is also consistent with our internal use of the measure, which we use to measure the profitability of ongoing operating results against prior periods and against our internally developed targets. We believe that our investors also use this measure to analyze the sustainable profitability of the on-going business operations. The economic substance related to our use of adjusted EPS is our belief that the appropriate analysis of our profitability cannot be effectively considered while incorporating the effect of unusual items and charges that have not been experienced in prior periods. The company is not able to provide a reconciliation of projected adjusted EPS to expected reported results due to the unknown effect, timing and potential significance of special charges, and our inability to forecast charges associated with future transactions and initiatives. Our guidance for adjusted EPS includes the impact of transaction-related intangible amortization and stock-based compensation expense now being recognized under Statement of Financial Accounting Standards No. 123R (FAS123R) issued by the Financial Accounting Standards
Board.
Our outlook for adjusted cash EPS for 2008 is provided on a non-GAAP basis.  The company’s adjusted cash EPS outlook represents the adjusted EPS described above excluding the impact of transaction-related intangible amortization. The company believes the presentation of adjusted cash EPS is useful to investors to analyze the company’s operating results without non-cash charges, which the company believes are not necessarily reflective of the performance of its underlying businesses. We believe that our investors also use this measure to analyze the sustainable profitability of the on-
going business operations. The economic substance related to our use of adjusted cash EPS is our belief that the appropriate analysis of our profitability cannot be effectively considered while incorporating the effect of unusual items and non-cash charges. Adjusted cash EPS is not a liquidity measure and does not equate to cash flows from operating activities under GAAP. The company is not able to provide a reconciliation of projected adjusted cash EPS to expected reported results due to the unknown effect, timing and potential significance of charges, and our inability to forecast non-cash charges associated with future transactions and initiatives.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.
Use of Non-GAAP Measures

Solicitation of Proxies
IntraLase intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of IntraLase.  Investors and security holders of IntraLase are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about IntraLase and the proposed transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by IntraLase with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IntraLase by contacting IntraLase Investor Relations at
ir.intralase.com or via telephone at (949) 859-5230.    Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
The directors and executive officers of IntraLase may be deemed to be participants in the solicitation of proxies from the stockholders of
IntraLase in favor of the proposed transaction. Information about the directors and executive officers of IntraLase and their interests in the proposed transaction will be available in the proxy statement and other relevant materials to be filed with the SEC when they become available.